EXHIBIT INDEX

Company Press Release December 14, 2000, titled "Stewart & Stevenson Announces Dividend."

                                Client:     Stewart & Stevenson Services, Inc.

                               Contact: David Stewart / d.stewart@ssss.com Director, Investor Relations
                                            Stewart & Stevenson Services, Inc.
                                            713-868-7657

                                            Ken Dennard / kdennard@easterly.com
                                            Lisa Elliott / lisae@easterly.com
                                            Easterly Investor Relations
                                            713-529-6600

                     STEWART & STEVENSON ANNOUNCES DIVIDEND

     HOUSTON, TX - December 14, 2000 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced that in its meeting of December 11, 2000 the Board of Directors declared a quarterly cash dividend of $.085 a share payable on February 16, 2001 to shareholders of record on January 31, 2001.

     Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine and transportation. For more information on Stewart & Stevenson visit www.ssss.com